Exhibit 99.1 Loan Credit Portfolio Summary As of March 31, 2020 Special (Dollars in thousands) Pass Mention Substandard Doubtful Total Construction and Development $ 182,433 $ 7,842 $ 1,322 $ - $ 191,597 1-4 Family 325,745 398 2,587 - 328,730 Multifamily 61,709 - - - 61,709 Farmland 26,825 - 2,548 - 29,373 Commercial Real Estate 771,590 - 4,764 - 776,354 Commercial and Industrial 306,138 - 6,919 793 313,850 Consumer 27,563 88 530 - 28,181 Total loans $ 1,702,003 $ 8,328 $ 18,670 $ 793 $ 1,729,794